                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             CNA SURETY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             CNA SURETY CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 19, 1998
                             ---------------------

To: The Shareholders of CNA Surety Corporation

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 333 S. Wabash, Two South Conference Center, Chicago, IL 60685 on Tuesday, May 19, 1998, at 9:00 a.m. CDT, for the following purposes:

     1. To elect eleven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To approve the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan;

     3. To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 1998; and

     4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 23, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                            By Order of the Board of Directors

                                            THOMAS A. POTTLE
                                            Secretary

March 27, 1998
Chicago, Illinois

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                             CNA SURETY CORPORATION
                                   CNA PLAZA
                                 333 S. WABASH
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-5000
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of CNA Surety Corporation, a Delaware corporation (the "Company"), on or about March 31, 1998, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at CNA Plaza, 333 S. Wabash, Two South Conference Center, Chicago, Illinois 60685 at 9:00 A.M. CDT, on Tuesday, May 19, 1998, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Thomas A. Pottle, Secretary of the Company, in Chicago at (312) 822-5787.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

     (i) To elect eleven directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii) To approve the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan;

     (iii) To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 1998; and

     (iv) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is March 27, 1998.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity.

                              1997 ANNUAL REPORTS

     Shareholders are concurrently being furnished with a copy of the Company's 1997 Annual Report which contains its audited financial statements at December 31, 1997. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by contacting Ruth Jantz, representative of the Company at CNA Plaza, Chicago, Illinois 60685,
(312) 822-6841, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 23, 1998 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date 43,378,181 shares of the Company's Common Stock, $.01 par value, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for approval of the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan;
(iii) for ratification of Deloitte and Touche LLP as the Company's Independent Auditors; and (iv) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have the same effect on the outcome of the election of directors. A proxy is revocable by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL I)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting eleven directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. Management's nominees for the eleven director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

                                 Giorgio Balzer
                                Philip H. Britt
                                David T. Cumming
                                Rod F. Dammeyer
                               Bruce A. Esselborn
                                  Melvin Gray
                                  Joe P. Kirby
                                 Roy E. Posner
                               Adrian M. Tocklin
                              Robert T. Van Gieson
                                Mark C. Vonnahme

All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Registrant."

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall elect the directors. It is the present intention of John S. Heneghan and Thomas A. Pottle, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked, in accordance with the instructions set forth thereon or if no instruction had been given or indicated to elect the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors, any of the management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

               DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The following sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, a nominee for director or an executive officer of the Company.

     GIORGIO BALZER, age 58; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer, Businessmen's Assurance Company of America since 1990; U.S. representative for Assicurazioni Generali, S.p.A. Director of Commerce Bancshares, Inc.

     PHILIP H. BRITT, age 52; Director of the Company since March 1998. Senior Vice President, Insurance Industry Division of First Chicago NBD since April 1988; various other positions with First Chicago from 1982 through April 1988. Member of the Association of Insurance and Financial Analysts.

     DAVID T. CUMMING, age 54; Director of the Company since December 1996. Secretary of the Company from December 1996 until September 30, 1997; Executive Vice President Mergers and Acquisitions, CNA Commercial Insurance since January 1998; Deputy General Counsel of all insurance subsidiaries of CNA Financial Corporation ("CNAF"), including Continental Casualty Company ("CCC") and The Continental Insurance Company ("CIC"), acquired on May 10, 1995, from 1993 until January 1998; and Vice President of Leucadia National Corporation from 1978 until 1992.

     ROD F. DAMMEYER, age 58; Director of the Company since September 30, 1997. Managing Director of EGI Corporate Investments, a division of Equity Group Investments, Inc. ("EGI"), since January 1996; Vice Chairman of Anixter International, Inc. ("Anixter") since February 1998; President and a director since 1985 and Chief Executive Officer since 1993 of Anixter; Director of Capsure Holdings Corp. ("Capsure") from January 1993 until September 30, 1997. Director of ANTEC Corporation, Groupo Azucarero Mexico, IMC Global Inc., Jacor Communications, Inc., Lukens Inc., Metal Management, Inc., TeleTech Holdings, Inc., Transmedia Network, Inc., and Trustee of several Van Kampen Merritt, Inc. Closed End Mutual Funds.

     BRUCE A. ESSELBORN, age 55; Director of the Company since September 30, 1997. Director of Capsure from February 1990 and President of Capsure from June 1992 until September 30, 1997; Chairman of the Board from 1988 until May 1996 and President and Chief Executive Officer from 1986 until May 1996 of United Capitol Holding Company and United Capitol Insurance Company.

     MELVIN GRAY, age 65; Director of the Company since September 30, 1997. Chairman and Chief Executive Officer since 1982 and various other positions since 1962 of Graycor, Inc. Member Board of Advisors of the Construction Industry Institute.

     JOE P. KIRBY, age 44; Director of the Company since September 30, 1997. Director of Western Surety Company ("Western Surety") since 1979; Director of Capsure from May 1993 until September 30, 1997; President from 1979 until 1995 and Chief Executive Officer of Western Surety from 1979 until September 30, 1997. Mr. Kirby is the brother of Dan L. Kirby.

     ROY E. POSNER, age 64; Retired. Director of the Company since September 30, 1997. Chief Financial Officer and Senior Vice President of Loews Corporation, the parent corporation of CNAF, from 1985 until February 1997.

     ADRIAN M. TOCKLIN, age 46; Director and Chairman of the Board of the Company since September 30, 1997 and Chairman until March 1998. President, CNA Diversified Operations from May 1995 until April 1998. President and Chief Operating Officer of The Continental Corporation ("Continental") and all of its insurance subsidiaries from June 1994 until May 1995; Executive Vice President of Continental from September 1992 until June 1994; various other positions with CIC since December 1974; Director of SONAT, Inc. and Trustee of George Washington University.

     ROBERT T. VAN GIESON, age 53; Director of the Company and Chairman of the Board since March 1998. President and Chief Executive Officer, CNA Global Operations since December 1997; President and Chief Executive Officer, CNA Global Operations Group from July 1996 until December 1997; Chairman and Chief Executive Officer of Chubb Insurance Co. of Europe from 1990 until 1996; Chairman and Chief Operations Officer of Chubb Canada from 1983 until 1990; Director of First Insurance Company of Hawaii, Associated Aviation Underwriters, and International Insurance Society.

     MARK C. VONNAHME, age 49; Director, President and Chief Executive Officer of the Company since December 1996. Group Vice President and Senior Surety Officer of all CNAF insurance subsidiaries, including CCC and CIC, from August 1993 until September 30, 1997. Vice President, Contract Surety Division of CCC from January 1993 until August 1993; and Assistant Vice President, Contract Surety Division of CCC, from 1991 until January 1993. Director of Surety Association of America.

     ROBERT E. AYO, age 57; Vice President and Chief Underwriting Officer, Contract Surety of the Company since September 30, 1997. Vice President and Chief Contract Underwriting Officer, Surety of all insurance subsidiaries of CNAF, including CCC and CIC, from March 1995 until September 30, 1997; Assistant Vice President and Underwriting Manager, Contract Surety of CCC, from January 1993 until March 1995; Underwriting Manager, Contract Surety of CCC from 1985 until January 1993.

     MICHAEL A. DOUGHERTY, age 39; Vice President and Chief Marketing Officer of the Company since November 1997. Senior Vice President Aon Risk Services of Illinois from April 1992 until November 1997.

     MELITA H. GEOGHEGAN, age 51; Vice President and Chief Human Resources Officer of the Company since September 30, 1997. Assistant Vice President of Human Resources, Surety Division of CCC from 1996 until September 30, 1997, and various positions with CCC from 1993 to 1996.

     THOMAS P. GREASEL, age 59; Vice President and Chief Claims Officer of the Company since September 30, 1997. Vice President and Director of Surety Claims for CCC from 1993 until September 30, 1997.

     JOHN S. HENEGHAN, age 36; Vice President and Chief Financial Officer of the Company since September 30, 1997. Vice President of Capsure from December 1995 and Controller of Capsure from June 1994 until September 30, 1997; and various positions, including Senior Audit Manager, with Deloitte & Touche LLP from 1984 until June 1994.

     DAN L. KIRBY, age 51; Executive Vice President, Legislative Affairs of the Company since September 30, 1997. Vice President, General Counsel and Secretary of Western Surety from 1974 until September 30, 1997; and Director of Capsure from May 1993 until September 30, 1997. Mr. Kirby is the brother of Joe P. Kirby.

     PAUL T. LIVELY, age 49; Vice President, Business Development, and Assistant Secretary of the Company since March 1998. Practicing attorney from 1988 until 1997 with Querrey & Harrow, Ltd.; from 1979 until 1988 with O'Halloran, Lively & Walker; and from 1973 until 1978 with Bell, Boyd, Lloyd, Haddad & Burns (now known as Bell, Boyd, & Lloyd).

     JOHN L. MCREYNOLDS, age 57; President and Chief Operating Officer of Universal Surety of America since January 1, 1998. Executive Vice President of Universal Surety of America from 1984 until December 31, 1997.

     STEPHEN T. PATE, age 51; President and Chief Operating Officer of Western Surety since June 1995. Executive Vice President of Western Surety from October 1994 until June 1995; President, Surety Profit Center of CIC from April 1993 until October 1994; and Regional Vice President, Surety of CIC from June 1991 until April 1993.

     THOMAS A. POTTLE, age 38; Vice President, Chief Operations Officer and Secretary of the Company since September 30, 1997. Assistant Vice President and Surety Controller of CNA from 1996 until September 30, 1997; Surety Controller of CCC from September 1994 until 1996; and various positions with CCC from 1986 until September 1994.

     SHARON A. SARTORI, age 42; Vice President and Chief Underwriting Officer, Commercial Surety of the Company since November 1997. Commercial Surety Territorial Underwriting Officer of the Company from September 30, 1997 until November 1997; and various positions, including Assistant Vice President and Territorial Underwriting Officer, of CCC from 1993 until September 30, 1997.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee which consists of Ms. Tocklin and Messrs. Van Gieson and Vonnahme. The Executive Committee did not meet during 1997. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. All action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company also has an Audit Committee which consists of Messrs. Dammeyer, Gray and Posner (Chair). During 1997, the Audit Committee held one meeting. The Audit Committee is authorized and has the power to review such procedures of the Company and its subsidiaries regarding the appointment of the independent public accountants, the scope and fees of prospective annual audits and results thereof, compliance with the accounting and financial policies of the Company, management's procedures and policies relative to the adequacy of CNA Surety's internal accounting controls and review of any and all related party agreements and arrangements between CNA Surety and its affiliates, as well as any disputes that may arise thereunder.

     The Company also has an Incentive Compensation Committee which consists of Messrs. Balzer, Esselborn and J. Kirby (Chair). During 1997, the Incentive Compensation Committee held three meetings. The Incentive Compensation Committee reviews and administers all compensation matters for the five most highly compensated executive officers of the Company as well as its stock option plans.

     The Company also has an Investment Committee which consists of Messrs. Esselborn (Chair), J. Kirby, Posner, Van Gieson and Vonnahme. During 1997, the Investment Committee held three meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolios.

     During 1997, two meetings of the Board were held. All then serving directors were present for one meeting and one then director, Peter E. Jokiel, was not in attendance for the other meeting.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the rules of the SEC, the Company is required to report, based on its review of reports to the SEC about transactions in its Common Stock furnished to the Company and written representations of its directors, executive officers and 10% shareholders, that for 1997: 1) Michael A. Dougherty and Sharon A. Sartori filed a Form 3 late for December 1997 on December 30, 1997; and 2) Melvin Gray filed a Form 4 late for November 1997 on February 11, 1998 which reported the purchase of 1,000 shares for a trust in his name.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company (or its predecessors) for the year ended December 31, 1997 by the chief executive officer and those persons who were, at December 31, 1997, the four other most highly compensated executive officers of the Company. The Company was organized in 1997 as a result of the merger of separate businesses pursuant to a Reorganization Agreement. Accordingly, compensation for prior years is omitted.

                           SUMMARY COMPENSATION TABLE

                                                              OTHER ANNUAL                  ALL OTHER
                                      SALARY(1)   BONUS(1)   COMPENSATION(1)   OPTIONS   COMPENSATION(1)
 NAME AND PRINCIPAL POSITION   YEAR      ($)        ($)            ($)           (#)           ($)
 ---------------------------   ----   ---------   --------   ---------------   -------   ---------------
Mark C. Vonnahme.............  1997    264,519    114,700(2)     13,646(3)     30,000         27,260(4)
  President and Chief
     Executive Officer of the
     Company
John T. Knox.................  1997    253,120    300,000(5)          0        20,000        705,577(6)
  Former President and Chief
     Executive Officer of
     Universal Surety of
     America and Former
     Director of the Company
Dan L. Kirby.................  1997    239,807    125,000           444(7)     15,000        524,557(8)
  Vice President, Legislative
     Affairs of the Company
Stephen T. Pate..............  1997    262,500    312,500(5)      5,970(9)     20,000          4,800(10)
  President and Chief
     Operating Officer of
     Western Surety Company
Robert E. Ayo................  1997    165,384     99,100(2)        326(11)    20,000         12,984(12)
  Vice President and Chief
     Underwriting Officer,
     Contract Surety of the
     Company

---------------

(1) Includes salary, bonus, other annual and all other compensation paid prior to the merger, on September 30, 1997, by CCC and Capsure for Messrs. Vonnahme and Ayo and for Messrs. Knox, Kirby and Pate, respectively.

(2) Includes transaction completion bonus of $4,700 for Mr. Vonnahme and $3,000 for Mr. Ayo.

(3) Includes $11,646 for health club and country club dues and $2,000 for income tax preparation.

(4) Includes $15,173 of CCC distributions from the CNA supplemental savings plan, $6,720 of 401(k) plan company matching contributions to both the CNA and CNA Surety sponsored plans, $3,610 CCC paid automobile lease, $721 of CCC paid contributions on a life insurance policy owned by him and a $1,036 CCC paid retirement gift.

(5) Includes transaction and retention bonuses paid by Capsure of $250,000 for Mr. Knox and $312,500 for Mr. Pate.

(6) Includes $671,216 paid by the Company in connection with the termination of his employment contract, $22,782 for Company paid automobile lease, $6,959 for Company paid contributions on a life insurance policy owned by him and $4,620 of 401(k) plan company matching contributions.

(7)  Includes $444 of reimbursements of health club dues.

(8) Includes $519,757 in connection with the exercise of Capsure stock options and $4,800 for 401(k) plan company matching contributions.

(9) Includes $384 of reimbursements of health club dues and $5,586 for Company paid country club membership dues.

(10) For 401(k) plan Company matching contributions.

(11) For CCC reimbursement of health club dues.

(12) Includes $6,219 of 401(k) plan company matching contributions to both the CNA and CNA Surety sponsored plans, $3,691 CCC paid automobile lease, $2,038 of CCC paid contributions on a life insurance policy owned by him and a $1,036 CCC paid retirement gift.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                 INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                           -----------------------------                                VALUE AT ASSUMED
                              NUMBER        % OF TOTAL                                ANNUAL RATES OF STOCK
                           OF SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                            UNDERLYING       EMPLOYEES     EXERCISE OR                   FOR OPTION TERM
                              OPTIONS      DURING FISCAL   BASE PRICE    EXPIRATION   ---------------------
          NAME             GRANTED(#)(1)      YEAR(2)        ($/SH)         DATE       5% ($)      10% ($)
          ----             -------------   -------------   -----------   ----------   --------     --------
Mark C. Vonnahme.........     30,000           6.5%          15.875       10/03/07    299,550      758,550
Robert E. Ayo............     20,000           4.3%          15.875       10/03/07    199,700      505,700
Dan L. Kirby.............     15,000           3.2%          15.875       10/03/07    149,775      379,275
John T. Knox.............     20,000(3)        4.3%          15.875       10/03/07       0(3)         0(3)
Stephen T. Pate..........     20,000           4.3%          15.875       10/03/07    199,700      505,700

---------------

(1)  The options granted during 1997 are exercisable after October 3, 2000.

(2) 463,500 non-qualified stock options were granted to employees of the Company during the three month period ending December 31, 1997.

(3) These options were forfeited as a result of Mr. Knox's resignation as President and Chief Executive Officer of Universal Surety of America effective December 31, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                      NUMBER OF         VALUE OF UNEXERCISED
                                                                     UNEXERCISED            IN-THE-MONEY
                                                                     OPTIONS AT              OPTIONS AT
                                                                      FY-END(#)              FY-END($)
                               SHARES ACQUIRED       VALUE         (1)EXERCISABLE/        (1)EXERCISABLE/
            NAME               ON EXERCISE(#)     REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
            ----               ---------------    -----------    -------------------    --------------------
Mark C. Vonnahme.............      0                  0              0/30,000                  0/0
Robert E. Ayo................      0                  0              0/20,000                  0/0
Dan L. Kirby.................    39,190            519,757        15,000/15,000             169,064/0
John T. Knox.................      0                  0              40,718/0               511,520/0
Stephen T. Pate..............      0                  0           11,250/23,750          139,922/46,641

(1) Exercisable options for Messrs. D. Kirby, Knox and Pate relate to the Company's Replacement Stock Option Plan in connection with the September 30, 1997 merger between CNAF's surety business and Capsure. The Replacement Stock Option Plan reserved shares for issuance to former Capsure option holders with the same price, rights, benefits, terms and conditions as the Capsure options replaced.

COMPENSATION OF DIRECTORS

     Directors, except for employees of the Company or its affiliates, are compensated at the annual rate of $25,000, paid in quarterly installments, and receive $1,500 for each meeting of the Board and committees of the Board of the Company which they attend.

EMPLOYMENT CONTRACTS

     The Company entered into an employment agreement with Mr. Mark C. Vonnahme on October 3, 1997. The agreement runs from October 1, 1997 through December 31, 1999, with automatic one-year renewals unless the Company or Mr. Vonnahme provides the other party with thirty (30) day written notice of intent not to renew. The agreement provides for a minimum annual base salary of $300,000 that may be adjusted annually by the Board of Directors, an annual bonus, a longterm incentive compensation program, and stock options. As part of the agreement, Mr. Vonnahme agrees to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also entered into a two-year employment agreement with Mr. Dan
L. Kirby, effective October 1, 1997. The agreement provides for an annual base salary of $200,000 and provides for additional compensation in the form of an annual bonus, a long-term incentive compensation program, and stock options. The agreement also provides a severance payment, equal to the discounted present value of the salary that Mr. Kirby would have received through the term of the agreement, if the Company terminates his employment without cause. As part of the agreement, Mr. Kirby agrees to certain confidentiality, non-competition, and non-solicitation provisions.

     The Company also maintained predecessor employment agreements with Messrs. John T. Knox, Jr. and Stephen T. Pate, entitling each to annual base salaries of $262,500. Mr. Knox resigned as President & Chief Executive Officer of Universal Surety of America, effective December 31, 1997 and received payment in the amount of $671,216 for the discounted value of the base salary on the remaining term of his employment contract. The predecessor employment agreement with Mr. Pate runs through April 14, 1998.

INCENTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Company's Incentive Compensation Committee are Messrs. Balzer, Esselborn and J. Kirby.

     Messrs. Esselborn and J. Kirby are directors of the Company and were both former officers and directors of Capsure. Mr. J. Kirby is the brother of D. Kirby who is currently an officer of CNA Surety and was a director of Capsure.

INCENTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business primarily focusing on surety, fidelity and other related products. In addition, the Company established the 1997 Long-Term Equity Compensation Plan to provide long-term incentive opportunities for employees, officers and directors of the Company.

     During 1997, the Company entered into employment agreements with Mark C. Vonnahme and Dan L. Kirby. See "Employment Contracts" for a description of the agreements. The Company entered into these agreements shortly after the completion of the acquisition of Capsure and the simultaneous merger of CNAF's surety business with Capsure's insurance subsidiaries.

     Long-term incentive opportunities were made available to each of the executive officers in the form of significant grants of stock options at the time of the Company's respective acquisition of Capsure and simultaneous merger of CNAF's surety businesses with Capsure's insurance subsidiaries. These options were designed to provide competitive compensation opportunities, promote the long-term interests between such individuals and the Company's shareholders and to assist in the retention of such officers. In determining the number of options granted, level of responsibility was the determining factor.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162 (m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                                 Giorgio Balzer
                               Bruce A. Esselborn
                                  Joe P. Kirby

PERFORMANCE GRAPH

     Below is a graph comparing total shareholder return on the Company's Common Stock over the period from September 30, 1997 (date of inception) through December 31, 1997 with a broad equity market index, the S&P Property and Casualty Insurance Index, and a published industry index, the S&P 500, as required by the rules of the SEC.

                                                     CNA Surety                         S&P Property
               Measurement Period                   Corporation                          & Casualty
             (Fiscal Year Covered)                      ($)           S&P 500 ($)           ($)
10/01/97                                                    100.00            100.00            100.00
10/31/97                                                    101.25            100.77             98.75
11/30/97                                                     96.67            101.88            101.43
12/31/97                                                    102.92            102.87            108.05

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 6, 1998, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME AND ADDRESS OF                         AMOUNT AND NATURE
                    BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP(1)    PERCENT OF CLASS
                  -------------------                     --------------------------    ----------------
Continental Casualty Company and Affiliates.............          27,096,337(2)               62.5%(2)
  CNA Plaza
  Chicago, IL 60685
Equity Capsure Limited Partnership(3)...................           3,119,178(4)                7.2%
  Two N. Riverside Plaza
  Chicago, IL 60606

---------------

(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) The Reorganization Agreement provides that CCC and affiliates are to beneficially own 61.75% of the outstanding CNA Surety common stock, on a fully-diluted basis. The beneficial ownership for CCC reported in this table is higher than 61.75% because the rules under the Exchange Act require disclosure of ownership on other than a fully-diluted basis.

(3) Equity Capsure Limited Partnership, an Illinois limited partnership ("Equity Capsure"), is comprised of five partners: the Samuel Zell Revocable Trust with Samuel Zell as Trustee; the Ann Lurie Revocable Trust with Ann Lurie and Mark Slezak as Co-Trustees; LFT Partnership; Alphabet Partners and ZFT Partnership. The Samuel Zell Revocable Trust, of which Samuel Zell, former Chairman of the Board and Chief Executive Officer of Capsure, is trustee and beneficiary, is the sole general partner of Equity Capsure. Mr. Zell may be deemed to be the beneficial owner of the shares of the Company's Common Stock owned by Equity Capsure but he disclaims beneficial ownership of these shares.

(4) Includes options to purchase 65,000 shares which are currently exercisable and beneficially owned by Mr. Zell.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of March 6, 1998 with respect to the shares of the Company's Common Stock beneficially owned by each director and by those executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Information concerning the directors and officers and their security holdings has been furnished by them to the Company.

                                                                SHARES UPON
                   NAME OF                      SHARES OF       EXERCISE OF                 PERCENT OF
              BENEFICIAL OWNER                 COMMON STOCK   STOCK OPTIONS(1)   TOTAL(2)     CLASS
              ----------------                 ------------   ----------------   --------   ----------
Robert E. Ayo................................        100                0            100         *
David T. Cumming.............................      3,500(3)             0          3,500         *
Bruce A. Esselborn...........................     83,507(4)             0         83,507         *
Melvin Gray..................................      1,000(5)             0          1,000         *
Dan L. Kirby.................................     63,252           15,000         78,252         *
Joe P. Kirby.................................     61,910           15,000         76,910         *
John T. Knox(6)..............................    331,363                0        331,363         *
Stephen T. Pate..............................        200           11,250         11,450         *
Roy E. Posner................................        250                0            250         *
Adrian M. Tocklin............................      1,000                0          1,000         *
Mark C. Vonnahme.............................      1,100(7)             0          1,100         *
Robert T. Van Gieson.........................        300                0            300         *
All directors and executive officers as a
  group (23 persons) including the
  above-named persons........................    584,226           48,750        632,976       1.5%

---------------

 *  Less than 1%

(1) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within sixty days of the date of this table.

(2) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(3) Includes 1,000 shares beneficially owned by Mr. Cumming's daughter and 500 shares beneficially owned by his wife.

(4) Includes 8,500 shares beneficially owned by Mr. Esselborn's wife.

(5) Shares are held in trust in Mr. Gray's name.

(6) Mr. Knox resigned as President and Chief Executive Officer of Universal Surety of America effective December 31, 1997 and resigned as Director of the Company effective March of 1998.

(7) Includes 1,000 shares owned jointly by Mr. Vonnahme and his wife with whom he shares voting and investment power.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CCC and the insurance subsidiaries of the Company have entered into various reinsurance agreements designed to protect against adverse loss reserve development related to the CCC Surety Operations reserves at September 30, 1997 ("Merger Date"), and help preserve, through the year 2000, the profitability of CCC Surety Operations and certain additional accounts. The reinsurance agreements together with the Services and Indemnity Agreement, that is described below, also affect the transfer of the CCC Surety Operations to CNA Surety's insurance subsidiaries. The reinsurance agreements entered into at the Merger Date are: (i) the Surety Quota Share Treaty (the "Quota Share Treaty"); (ii) the Aggregate Stop Loss Reinsurance Contract (the "Stop Loss Contract"); and (iii) the Surety Excess of Loss Reinsurance Contract (the "Excess of Loss Contract").

     The Services and Indemnity Agreement provides CNA Surety's insurance subsidiaries with the authority to perform various administrative, management, underwriting and claim functions in order to conduct the business of the CCC Surety Operations and to be reimbursed by CCC for services rendered. In consideration for the provision of the foregoing services, CCC has agreed to pay the insurance subsidiaries a quarterly fee of $50,000. At December 31, 1997, CCC owed the insurance subsidiaries $50,000 for the period from September 30, 1997 (date of inception) through December 31, 1997.

     Through the Quota Share Treaty, CCC and CIC ceded, as of the Merger Date, and subsequently paid on October 1, 1997, to Western Surety all of their net unearned premiums and loss and loss adjustment expense reserves, net of $29.0 million of ceded commissions. The payment totaled $116.9 million.

     Through the Quota Share Treaty CCC and CIC will also transfer to Western Surety all of the CCC Surety Operations' business written or renewed by CCC and CIC after the Merger Date. CCC and CIC will transfer the related liabilities of such business and pay to Western Surety an amount in cash equal to CCC's and CIC's net written premiums written on all such business, minus a quarterly ceding commission to be retained by CCC and CIC equal to $50,000 plus 28% of net written premiums written on such business. CCC and CIC paid Western Surety, net of commissions and reinsured loss payments, $21.2 million during the period from September 30, 1997 (date of inception) through December 31, 1997. As of December 31, 1997, CNA Surety had a reinsurance receivable balance from CCC of $47.9 million. This balance is primarily comprised of direct premium receivables of CCC and CIC with respect to the surety business ceded to Western Surety.

     CCC has guaranteed the loss and loss adjustment expenses transferred to Western Surety by agreeing to pay Western Surety, within 30 days following the end of each calendar quarter, the amount of any adverse development on such reserves, as reestimated as of the end of such calendar quarter. There was not any adverse reserve development for the period from September 30, 1997 (date of inception) through December 31, 1997. The Quota Share Treaty has a term of five years from the Merger Date.

     The Stop Loss Contract protects the insurance subsidiaries from adverse loss experience on certain business underwritten after the Merger Date. The Stop Loss Contract between the insurance subsidiaries and CCC limits the insurance subsidiaries' prospective net loss ratios with respect to certain accounts and lines of insured business for at least three fiscal years following the Merger Date. In the event the insurance subsidiaries' accident year net loss ratio exceeds 24% in each of 1997 through 2000 on certain insured accounts (the "Loss Ratio Cap"), the Stop Loss Contract requires CCC at the end of each calendar quarter following the Merger Date, to pay to the insurance subsidiaries a dollar amount equal to (i) the amount, if any, by which their actual accident year net loss ratio exceeds the applicable Loss Ratio Cap, multiplied by (ii) the applicable net earned premiums. In consideration for the coverage provided by the Stop Loss Contract, the insurance subsidiaries will pay to CCC an annual premium of $20,000. The insurance subsidiaries paid CCC the annual premium during the period from September 30, 1997 (date of inception) through December 31, 1997. There was no amount due to the insurance subsidiaries from CCC under the Stop Loss Contract for the period from September 30, 1997 (date of inception) through December 31, 1997.

     The Excess of Loss Contract provides the insurance subsidiaries of CNA Surety with the capacity to underwrite large surety bond exposures by providing reinsurance support from CCC. The Excess of Loss Contract provides $75 million of coverage in excess of the $55 million of coverage provided to the insurance subsidiaries by third party reinsurers for losses discovered on surety bonds in force at the Merger Date and for losses discovered on new and renewal business written or assumed during the term of the Excess of Loss Contract. CCC is also obligated to act as a joint insurer, or "co-surety," for business covered by the Excess of Loss Contract when requested by the insurance subsidiaries. In consideration for the reinsurance coverage provided by the Excess of Loss Contract, the insurance subsidiaries will pay to CCC, on a quarterly basis, a premium equal to 1% of the net written premiums applicable to the Excess of Loss Contract, subject to a minimum premium of $20,000 per quarter. The insurance subsidiaries paid CCC $80,000 for all minimum quarterly premiums due through September 30, 1998 during the period from September 30, 1997 (date of inception) through December 31, 1997. The Excess of Loss Contract has a term of five years from the Merger Date.

     CNA Surety also entered into an Administrative Services Agreement with CCC as of the Merger Date. The agreement allows the Company continued use of certain real and personal property owned or leased by

CCC. The Company may cancel, without penalty, any lease under the agreement by giving CCC sixty days notice. The Company can also purchase many of the administrative services provided to the CCC Surety Operations by CCC. CNA Surety, however, is under no obligation to purchase any services under the Administrative Services Agreement. The aggregate maximum annual cost for the use of real and personal property and for services available under the agreement is approximately $7.9 million. Administrative services are provided at specified rates, subject to inflationary increases. For the period from September 30, 1997 (date of inception) through December 31, 1997, the Company was charged $2.5 million for rents and services provided under the agreement. The Company paid CCC $1.4 million and $1.1 million was reflected in other liabilities in the Company's Consolidated Balance Sheet at December 31, 1997.

     In the fourth quarter of 1997, National Fire Insurance Company of Hartford ("National Fire"), an affiliate of CCC, entered into a 50% US dollar quota share reinsurance treaty with CNA Reinsurance Company Limited (London). The treaty is effective January 1, 1997 and provides facultative or treaty reinsurance cover on credit insurance, surety and guarantee, and fidelity and computer crime classes of business, predominantly on European risks. The business assumed by National Fire under this treaty will be retroceded to Western Surety Company under terms of the Quota Share Treaty. For the period from September 30, 1997 (date of inception) through December 31, 1997, the Company assumed $10.1 million in international premiums.

                     APPROVAL OF THE CNA SURETY CORPORATION
               NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN
                                  (PROPOSAL 2)

     The Company's Board of Directors has approved, subject to the approval of the Company's shareholders, the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan (the "Directors Stock Plan"). As discussed under "Compensation of Directors," directors who are not full-time employees of the Company or its affiliates receive cash compensation in the form of an annual retainer, paid quarterly, and meeting fees. The Directors Stock Plan provides non-employee directors an opportunity to defer receipt of the annual retainer fees and have them deemed invested in stock units, thereby enhancing the long-term mutuality of interest between directors and shareholders.

     Summary of the Directors Stock Plan. Under the Directors Stock Plan, each director who is not a full-time employee of the Company or any of its affiliates may defer all or a portion of the annual retainer fee that would otherwise be paid to such director. The deferral amount, which must be in multiples of 10% of the retainer fee, will be credited to a deferred compensation account and will be deemed invested in Common Stock Units ("Stock Units"). Each director will be fully vested in his or her deferred compensation amount.

     Each Stock Unit maintained in the deferred compensation account under the Directors Stock Plan represents the economic equivalent of one share of Company Common Stock. Deferral amounts will be deemed to be invested in a number of Stock Units equal to the amount of the deferral divided by the fair market value of a share of the Company Common Stock as of the date the deferral amount would otherwise have been paid. If the Company pays any dividends to the holders of the outstanding shares of Common Stock, additional Stock Units will be credited to the deferred compensation accounts in an amount equal to the number of Stock Units in an account multiplied by the value of the per share dividend, divided by the fair market value of the Common Stock on the dividend payment date.

     A director will be entitled to receive distributions from his or her deferred compensation account in a lump sum or in up to 10 annual installments. Distributions will be made in shares of Common Stock (and cash for any fractional shares) on the first business day of any calendar year more than 2 years from the date of deferral election or upon ceasing to be a director, as elected by the director at the time of the deferral.

     The timing, amount and eligibility for shares of Common Stock are set forth in the Directors Stock Plan and there is no discretionary authority exercised by any administrative body under the plan. Subject to the foregoing, the Directors Stock Plan shall be construed, interpreted and, to the extent required, administered by the full Board of Directors of the Company.

     The aggregate number of shares of Common Stock that may be issued under the Directors Stock Plan may not exceed 160,000. The number of shares shall be appropriately adjusted by the Board if Common Stock is affected by a stock dividend or stock split, recapitalization, merger, consolidation, combination, spin-off, distribution of assets to shareholders (other than cash), exchange of shares or other similar corporate change. Except pursuant to valid deferral elections, stock may not be issued under the plan after December 31, 2007.

     The number of shares of Common Stock to be received by any one director cannot be determined in advance because it is dependent on the amount of director's fees payable to the director, the amount of deferral elected by a director and the trading price of Common Stock at any given time. For further information regarding the compensation of the directors, see "Compensation of Directors".

     The Board may alter, amend, suspend or terminate the plan, without shareholder approval, except as may be required by certain stock exchange requirements.

     Certain Tax Consequences of the Directors Stock Plan. The following discussion of the Federal tax consequences of the Directors Stock Plan is based on the Internal Revenue Code provisions currently in effect, current regulations, and administrative rulings of the Internal Revenue Service. The discussion is limited to the tax consequences on United States citizens and does not consider the potential impact of state tax laws. It is not intended to be a complete discussion of all the United States income tax consequences of the plan or of all of the requirements that must be satisfied to qualify for the tax treatment described.

     Directors who do not elect to defer receipt of all or part of their retainer fees under the plan will recognize income upon the payment of cash fees. This compensation will be taxable as ordinary income and will constitute "personal service income" for purposes of Federal income taxes.

     Directors who defer receipt of all or part of the cash payable as retainer fees under the plan will not recognize income on the amount deferred at the time of the deferral. Instead, these directors will recognize income when the shares of Common Stock are actually issued to them at the end of the deferral period. At that time, these directors will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares of Common Stock issued plus cash received, if any. This income also will constitute "personal service income" for purposes of Federal income taxes.

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall approve the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan. It is the present intention of the Proxy Agents to vote the proxies which have been duly executed, dated and delivered and which have not been revoked, in accordance with the instructions set forth thereon or if no instruction had been given or indicated to approve the Company's Director Deferred Compensation Plan.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CNA SURETY CORPORATION NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" APPROVAL OF THE CNA SURETY CORPORATION NON-EMPLOYEE DIRECTORS DEFERRED COMPENSATION PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 3)

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the 1998 fiscal year. Deloitte & Touche LLP has audited the Company's financial statements as of December 31, 1997 and for the period from its inception (September 30, 1997) through December 31, 1997 and the Predecessor's (The Company's Predecessor is defined in the Company's Form 10-K for the fiscal year 1997, filed on March 27, 1998.) financial statements for the three years ended December 31, 1996. A representative of Deloitte & Touche LLP will be present at the meeting and be available to respond to appropriate questions.

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall ratify the appointment, by the Board of Directors, of Deloitte & Touche LLP as the Company's independent Auditors. It is the present intention of the Proxy Agents to vote the proxies which have been duly executed, dated and delivered and which have not been revoked, in accordance with the instructions set forth thereon or if no instruction had been given or indicated, to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors.

     THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     A proposal submitted by a shareholder for the 1999 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, CNA Plaza, Chicago, Illinois 60685, by December 1, 1998, in order to be eligible to be included in the Company's proxy statement for that meeting.

                                   CONCLUSION

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board, the approval of the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan and the ratification of the Company's independent accountants. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                            By Order of the Board of Directors

                                            THOMAS A. POTTLE
                                            Secretary

                                                                       SUR-PS-98

                                 DETACH HERE




                                    PROXY


                            CNA SURETY CORPORATION

                                  CNA Plaza
                                333 S. Wabash
                           Chicago, Illinois 60685
                                (312) 822-5000
                   Notice of Annual Meeting of Shareholders
                               on May 19, 1998

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CNA Surety Corporation (the "Company") will be held at CNA Plaza, 333 S. Wabash, Two South Conference Center, Chicago, IL 60685 on Tuesday, May 19, 1998, at 9:00 a.m. CDT.

        The Board of Directors has fixed the close of business on March 23, 1998, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed envelope.

-----------                                                         -----------
SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE
-----------                                                         -----------

        ---------------------------------------------------------------

                              THIS IS YOUR PROXY
                            YOUR VOTE IS IMPORTANT.

        Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the Meeting by promptly returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.

        ---------------------------------------------------------------













                                 DETACH HERE


[X] Please mark
    votes as in
    this example.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC DIRECTIONS BELOW. IF THE PROXY IS SIGNED AND RETURNED WITHOUT SUCH DIRECTIONS, IT WILL BE VOTED FOR ALL PROPOSALS.

    1.  Election of Directors.
        Nominees: Giorgio Balzer, Philip H. Britt, David T. Cumming,
                  Rod F. Dammeyer, Bruce A. Esselborn, Melvin Gray, Joe P. Kirby, Roy E. Posner, Adrian M. Tocklin,
                  Robert T. Van Gieson, Mark C. Vonnahme

                  [ ]  FOR             [ ]  WITHHELD
                       ALL                  FROM ALL
                     NOMINEES               NOMINEES


                                                     MARK HERE
                                                    FOR ADDRESS
                                                     CHANGE AND
    [ ] ________________________________________     NOTE BELOW  [ ]
         For all nominees except as noted above



    2. To approve the CNA Surety Corporation Non-Employee Directors Deferred Compensation Plan.

        FOR  [ ]           AGAINST  [ ]         ABSTAIN  [ ]


    3. To ratify the Board of Directors' appointment of the Company's independent auditors, Deloitte & Touche LLP, for fiscal year 1998.

        FOR  [ ]           AGAINST  [ ]         ABSTAIN  [ ]


In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

Please sign exactly as name appears hereron. Executors, Administrators, Trustees, etc. should so indicate when signing. Joint owners should each sign.




Signature: _____________________________ Date: ________________________



Signature: _____________________________ Date: ________________________